UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 19, 2013

Date of Report (Date of earliest event reported)

Intermec, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13279	95-4647021
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6001 36th Avenue West Everett, Washington www.intermec.com		98203-1264
(Address of principal executive offices and internet site)		(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07

A special meeting of stockholders of Intermec, Inc. (“Intermec”) was held on March 19, 2013 (the “Special Meeting”). At the Special Meeting, Intermec’s stockholders approved the proposal to adopt the previously announced Agreement and Plan of Merger, dated as of December 9, 2012, by and among Intermec, Honeywell International Inc. (“Honeywell”), and Hawkeye Merger Sub Corp. (“Merger Sub”), a wholly owned subsidiary of Honeywell (the “Merger Agreement”). The Merger Agreement provides for the merger of Merger Sub with and into Intermec, as a result of which Intermec would become 100% owned by Honeywell. The stockholders of Intermec also approved, on a non-binding advisory basis, the “golden parachute” compensation payments that will or may be paid by Intermec to its named executive officers in connection with the merger. Intermec stockholders also voted to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to adopt the Merger Agreement; adjournment of the Special Meeting was not necessary because there were sufficient votes at the time of the Special Meeting to approve the adoption of the Merger Agreement.

At the Special Meeting, holders of 47,807,685 shares of Intermec’s common stock, which represents approximately 79% of the shares of Intermec’s common stock outstanding and entitled to vote as of the record date of January 25, 2013, were represented in person or by proxy.

The final voting results for each proposal, each of which is described in greater detail in Intermec’s definitive proxy statement filed with the Securities and Exchange Commission on February 14, 2013, follow below:

Proposal 1:	Adoption of the Merger Agreement

For	Against	Abstain	Broker Non-Votes
47,521,540	256,388	29,757	—

Proposal 2:	Approval of adjournment of the Special Meeting, if necessary

For	Against	Abstain	Broker Non-Votes
43,325,942	4,424,453	57,290	—

Proposal 3:	Approval, on an advisory (non-binding) basis, of the “golden parachute” compensation payments that may be payable to Intermec’s named executive officers in connection with the merger.

For	Against	Abstain	Broker Non-Votes
43,037,049	4,130,806	639,830	—

Item 8.01	Other Events.

On March 19, 2013, Intermec issued a press release announcing the results of the stockholder votes at the Special Meeting. The full text of the press release, a copy of which is attached hereto as Exhibit 99.1, is incorporated herein by reference.

Forward-Looking Statements

Statements made in this press release and related statements that express Intermec’s or our management’s intentions, hopes, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. The forward-looking statements contained herein include, without limitation, statements regarding: the potential acquisition of Intermec by Honeywell; the receipt of regulatory approval for the potential merger transaction; and the anticipated timing of the closing of the potential merger transaction, if at all. When used in this document and in documents it refers to, the words “anticipate,” “believe,” “will,” “intend,” “project” and “expect” and similar expressions as they relate to us or our management are intended to identify such forward- looking statements. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements, but we expressly disclaim any obligation to do so, even if our beliefs and expectations change.

Actual results may differ from those expressed or implied in our forward-looking statements. Such forward-looking statements involve and are subject to certain risks and uncertainties, which may cause our actual results to differ materially from those discussed in a forward-looking statement. These risk factors include, but are not limited to, risks and uncertainties described more fully in our reports filed or to be filed with the Securities and Exchange Commission including, but not limited to, our annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, which are available, among other places, at the investor relations tab of Intermec’s website, at www.intermec.com (which website is not incorporated herein by reference).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release of Intermec, Inc., dated March 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intermec, Inc. (Registrant)

Date: March 19, 2013	By:	/s/ YUKIO MORIKUBO
	Name:	Yukio Morikubo
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Intermec, Inc., dated March 19, 2013.